
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE FORM
10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE UNAUDITED FINANCIAL
STATEMENTS CONTAINED THEREIN
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          SEP-30-1998
<PERIOD-START>                             OCT-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                               0
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                          0
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                              0
<ALLOWANCE>                                          0
<TOTAL-ASSETS>                                       0
<DEPOSITS>                                           0
<SHORT-TERM>                                         0
<LIABILITIES-OTHER>                                  0
<LONG-TERM>                                          0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITIES-AND-EQUITY>                       0
<INTEREST-LOAN>                                      0
<INTEREST-INVEST>                                    0
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                                     0
<INTEREST-DEPOSIT>                                   0
<INTEREST-EXPENSE>                                   0
<INTEREST-INCOME-NET>                                0
<LOAN-LOSSES>                                        0
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                      0
<INCOME-PRETAX>                                      0
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         0
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0
<YIELD-ACTUAL>                                       0
<LOANS-NON>                                          0
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                     0
<CHARGE-OFFS>                                        0
<RECOVERIES>                                         0
<ALLOWANCE-CLOSE>                                    0
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                              0

<F1>Northeast Pennsylvania Financial Corp. is a recently formed savings and loan holding company formed for the purpose of acquiring all of the common stock of First Federal Savings and Loan Association of Hazleton concurrent with its conversion from mutual to stock form of organization. At December 31, 1997, Northeast Pennsylvania Financial Corp. was a shell corporation with no business activities and no assets.

